UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information in Item 8.01 Other Events under the heading “Inter-Business Transfer and Allocation Policies” is incorporated by reference herein.

Item 8.01	Other Events.

Class B Stock Repurchase

On January 2, 2015, Prudential Financial, Inc. (the “Company”) completed the repurchase and cancellation of all of the outstanding shares of its Class B Stock (the “Class B Repurchase”) as described in the Company’s Current Report on Form 8-K filed on December 2, 2014 (the “Prior Form 8-K”).

Reinsurance Transaction

On January 1, 2015, The Prudential Insurance Company of America (“Prudential Insurance”), a wholly owned subsidiary of the Company, entered into a reinsurance agreement with its wholly owned subsidiary, Prudential Legacy Insurance Company of New Jersey (“PLIC”), providing for the reinsurance of substantially all of the outstanding liabilities of Prudential Insurance’s Closed Block into a statutory guaranteed separate account of PLIC as described in the Prior Form 8-K. Prior to entering into the reinsurance agreement, Prudential Insurance recaptured substantially all of the previously existing reinsurance arrangements with third party reinsurers and its affiliates involving the Closed Block as described in the Prior Form 8-K. Also, effective as of January 2, 2015, the Company terminated the $2 billion letter of credit facility that previously supported a portion of these recaptured reinsurance arrangements.

Inter-Business Transfer and Allocation Policies

In connection with the Class B Repurchase and the resulting elimination of the distinction between the Company’s Financial Services Businesses and the Closed Block Business as described in the Prior Form 8-K, on January 2, 2015, the Company terminated the inter-business transfer and allocation policies filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 relating to payments, loans, capital contributions, transfers of assets and other transactions between the Closed Block Business and the Financial Services Businesses, and the allocation between the two businesses of tax costs and benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2015

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary